UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 4, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Series A Shares”) and shares of the Company’s Series B common stock (“Series B Shares”) and warrants granting the holder a right to acquire one Series A Share for each warrant (“Warrants”). This Form 8-K is being filed because the aggregate number of Series A Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series A Shares was reported, on Form 8-K filed on December 17, 2012. The triggering issuance which caused the total aggregate Series A Shares to exceed five percent (5%) since the latest previously filed Report is the issuance to Continental Equities, LLC on January 4, 2013 described below, and accordingly that date is used as the date of this Report. The aggregate number of Series B Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series B Shares was reported, on Form 8-K on November 15, 2012.

Series A Shares Under SEC Rule 144

On December 18, 2012, the Company issued 3,328,082 Series A Shares to Asher Enterprises, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Asher. This sale of Shares resulted in a principal reduction of $150,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 3,328,082 Warrants to America Orient as consideration for its assignment to Asher. Each Warrant has an exercise price of $0.045071 and an exercise term of three years.

On January 4, 2013, the Company issued 578,501 Series A Shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 578,501 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.057044 and an exercise term of three years.

On January 11, 2013, the Company issued 1,540,832 Series A Shares and 1,540,832 Warrants to James Shaw in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. and partially assigned to James Shaw. Each Warrant has an exercise price of $0.0649 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $100,000 in notes payable of the Company, and payment of $0 of accrued interest.

On January 11, 2013, the Company issued 1,304,859 Series A Shares to Steve O. Smith in payment of accrued compensation owed to Steve O. Smith as an independent contractor. This sale of Shares resulted in a reduction of $97,733.94 in accounts payable of the Company.

On January 11, 2013, the Company issued 501,519 Series A Shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 501,519 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.0658 and an exercise term of three years.

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On January 15, 2013, the Company issued 4,990,151 Series A Shares and 4,990,151 Warrants to Jane M. Morrell Revocable Trust in partial payment of a promissory note of $684,210.52 in favor of Kevin J. Morrell Revocable Trust. Each Warrant has an exercise price of $0.0649 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $265,000 in notes payable of the Company, and payment of $58,860.84 of accrued interest.

On January 15, 2013, the Company issued 787,106 Series A Shares and 2,505,319 Warrants to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. All of the Warrants have an exercise term of three years. 1,718,213 of the Warrants have an exercise price of $0.0291 and 787,106 of the Warrants have an exercise price of $0.0759. This sale of Shares resulted in a reduction of $59,741.42 in accounts payable of the Company.

On January 15, 2013, the Company issued 389,754 Series A Shares and 389,754 Warrants to David S. (Sean) McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor Sean McEwen. Each Warrant has an exercise price of $0.08477, and an exercise term of three years. This sale of Shares resulted in a principal reduction of $22,852.21 in notes payable of the Company, and payment of $10,187.22 of accrued interest.

On January 17, 2013, the Company issued 200,000 Series A Shares to Dian Griesel as an incentive payment pursuant to a consulting contract for investor relations services between the Company and Dian Griesel, Inc. This sale of Shares resulted in a reduction of $14,000 in accounts payable of the Company.

Series A Shares Under Section 3(a)(10) of 1933 Act

On January 17, 2013, the Company issued 9,000,000 Series A Shares (“Sixth Issuance”) to Ironridge Global IV, Ltd. The Sixth Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

The Sixth Issuance followed five prior issuances totaling 13,595,000 Series A Shares for purposes of the calculations described immediately below. The Order, as amended, provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Series A Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Series A Shares, plus (b) that number of Series A Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Series A Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. The Order further provides that if at any time during the Calculation Period the total Series A Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Series A Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Series A Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Series A Shares to the Company and its transfer agent for cancellation.

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Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Sixth Issuance Ironridge will own less than 9.99% of the total Series A Shares then outstanding.

Series B Shares Under SEC Rule 144

On January 15, 2013, the Company issued 20,000,000 Series B Shares to Kenneth Hobbs, the Company’s Vice-President of Mergers & Acquisition. Each Series B Share has the right to cast ten votes for each action on which our shareholders have a right to vote, whereas each Series A Share has the right to cast one vote. The Company believes it is in its best interests to maintain management voting control of the Company, including avoidance of the expense of soliciting proxies for corporate actions requiring shareholder approval. The Series B Shares do not participate in any declared dividends and are not convertible into Series A Shares. The consent of 80% of the holders of issued and outstanding Series B Shares is required in order to sell, assign or transfer any of the Series B Shares. The Series B Shares are redeemable on May 23, 2023 at par value of $0.001 per share. The issuance of 20,000,000 Series B Shares therefore constitutes compensation to Kenneth Hobbs equal to the $20,000 redemption value of those shares in 2023.

On January 14, 2013, Kenneth Hobbs issued an irrevocable proxy in favor of George Alvarez, the Company’s Chief Executive Officer, of all 20,000,000 Series B Shares issued to him on January 15, 2013, plus 220,606 Series B Shares previously issued to him. On January 15, 2013, Kenneth L. Waggoner, the Company’s General Counsel, and Carlos Trujillo, the Company’s Chief Financial Officer, each issued irrevocable proxies in favor of George Alvarez of 220,605 and 220,606 Series B Shares previously issued to each of them, respectively. In total, George Alvarez holds irrevocable proxies for 21,330,909 Series B Shares. Colin Tay, the Company’s President, owns 18,669,091 Series B Shares.

Reliance on Exemptions

The restricted Series A and Series B Shares issued to the individuals and entitles described above (with the exception of Ironridge) relied upon exemptions from registration requirements provided for in Sections 4(2) and 4(5) of the 1933 Act, as amended, including Regulation D promulgated thereunder, based on the knowledge of such persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

The Sixth Issuance to Ironridge of restricted Series A Shares described above relied upon exemptions from the registration requirements provided for in Section 3(a)(10) of the 1933 Act, as amended, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of January 17, 2013 and immediately following the issuances described above, the Company has 124,445,928 shares of its Series A common stock outstanding, with a par value of $0.001, and 40,000,000 shares of its Series B common stock outstanding, with a par value of $0.001.

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Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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